UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Freeport Parkway, Suite 220 Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 363-8183

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 27, 2010, Darin Divinia resigned as a director of Immediatek, Inc., or Immediatek.
On September 27, 2010, the board of directors of Immediatek appointed Martin Woodall to fill the vacancy created by the resignation of Mr. Divinia. Mr. Woodall will serve for the unexpired term. Immediatek does not currently possess any board committees. Additionally, on September 27, 2010, Mr. Divinia resigned from his respective positions as an officer of Immediatek, and each of its wholly-owned subsidiaries and from the respective boards of directors of such subsidiaries. In light of Mr. Divinia’s departure, the board of directors of Immediatek is analyzing and evaluating the prospects for the business pursued by IMKI Ventures, Inc. Most of the assets related to that business have previously been fully impaired, as previously publicly disclosed. Regardless, the board of directors of Immediatek determined that the company should change the address of its principle executive offices to the address occupied by Officeware Corporation at 8600 Freeport Parkway, Suite 220, Irving, Texas 75063.
The board of directors of Immediatek appointed Timothy M. Rice as President and Chief Executive Officer of Immediatek. Additionally, the Board appointed Deborah A. Bastian as Vice President and Chief Financial Officer of Immediatek and Officeware Corporation on September 30, 2010.
Mr. Rice is 43 years of age and has served on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Rice has been the President of Officeware Corporation since that date as well. Mr. Rice is currently the President and Chief Executive Officer of Officeware Corporation. Prior to founding Officeware Corporation, Mr. Rice served as Product Lead for Microsoft Excel throughout the Microsoft Excel 5.0 development and release cycle. Officeware Corporation is a wholly-owned subsidiary of Immediatek.
Mrs. Bastian is 44 years of age and for the past six years has been employed by Jefferson Wells International as a Certified Public Accountant and consultant. In her role at Jefferson Wells International, Mrs. Bastian consulted for clients of that firm of various sizes, some of which had public periodic reporting requirements, regarding various aspects of financial reporting and compliance. Mrs. Bastian is currently employed on an at-will basis by our wholly-owned subsidiary, Officeware Corporation. Her annual salary is anticipated to be approximately $95,000 per year and she is eligible to participate in the benefits that are generally offered to employees of Officeware Corporation.

Mr. Woodall is 57 years of age and is currently, and for the past five years has been employed by Radical Ventures LLC, which is an affiliate of Mark Cuban. He also currently serves, and since 2004 has served, as an officer to companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP. Radical Holdings LP is the sole stockholder of the Series A and Series B Convertible Preferred Stock of Immediatek. Mr. Woodall’s experience in significant leadership positions provides us with special insights and his leadership qualities demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement, dated as of January 24, 2006, by and among Immediatek, Radical Holdings LP and the other parties thereto, or the Purchase Agreement, remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on the board of directors of Immediatek and its subsidiaries. In connection with that right, Radical Holdings LP, as the sole stockholder of the Series A Convertible Preferred Stock, nominated Mr. Woodall to be appointed, and the Immediatek board of directors did appoint, Mr. Woodall to the board of directors of Immediatek.
On December 31, 2009, Immediatek, Inc., or the Company, entered into a Management Services Agreement with Radical Ventures LLC, an affiliate of Radical Holdings LP or Holdings. Pursuant to this Management Services Agreement, personnel of Radical Ventures LLC, including Mr. Woodall, provide certain management services to Immediatek, including, among others, legal, financial, marketing and technology. These services are provided to Immediatek at a cost of $3,500 per month; however, the Company is not required to pay these fees or reimburse expenses and, accordingly, accounts for these costs of services and expenses as deemed contributions to Immediatek. This agreement will continue until the earlier of:
•	December 31, 2010; or

•	the date on which Holdings, it successors or their respective affiliates cease to be beneficially own, directly or indirectly, at least 20% of our then outstanding voting power.
This agreement may be terminated upon 30 days’ written notice by Radical Ventures LLC for any reason or by us for gross negligence. Immediatek also agreed to indemnify and hold harmless Radical Ventures LLC for its performance of these services, except for gross negligence and willful misconduct. Further, Immediatek limited Radical Ventures LLC’s maximum aggregate liability for damages under this agreement to the amounts deemed contributed to us by virtue of this agreement during twelve months prior to that cause of action.
Mr. Rice’s services as President and Chief Executive Officer of Immediatek will be in addition to his services as President of Officeware Corporation. Immediatek will not compensate Mr. Rice for his additional services as President and Chief Executive Officer of Immediatek other than through the compensation which he already receives as President of Officeware Corporation. Immediatek does not currently provide compensation to directors for services rendered in that capacity.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.
Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation
Date: October 1, 2010	By:	/s/ Timothy M. Rice
		Name:	Timothy M. Rice
		Title:	President